EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Denali Structured Return Strategy Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Denali Structured Return Strategy Fund for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Denali Structured Return Strategy Fund for the stated period.

/s/ Adam C. Stewart		/s/ Kathryn Bruckert
Adam C. Stewart		Kathryn Bruckert
Principal Executive Officer/President,		Principal Financial Officer/Treasurer,
Denali Structured Return Strategy Fund		Denali Structured Return Strategy Fund

Dated:	08/07/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Denali Structured Return Strategy Fund for purposes of Section 18 of the Securities Exchange Act of 1934.